UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: February 6, 2015
(Date of earliest event reported)
Hornbeck Offshore Services, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)
(985) 727-2000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement
On February 6, 2015, one of our subsidiaries, Hornbeck Offshore Services, LLC, as borrower, and Hornbeck Offshore Services, Inc., or the Company, as parent guarantor, entered into that certain second amended and restated credit agreement with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, or the New Amended and Restated Credit Agreement, to amend and restate that certain amended and restated credit agreement, dated as of November 2, 2011, with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, or the Original Amended and Restated Credit Agreement, which provides for a five-year senior secured revolving credit facility for up to $300 million, with an accordion feature that allows for potential expansion of up to $500 million.
Pursuant to the terms of the New Amended and Restated Credit Agreement, our borrowings will initially be limited to $300.0 million unless we have obtained the lenders' concurrence to increase their commitments in excess of $300.0 million and are in compliance with the terms of the indentures governing our senior notes with respect to the incurrence of additional indebtedness. Pursuant to the indentures governing the senior notes, unless we meet a specified consolidated interest coverage ratio incurrence test, the level of permitted borrowings under the New Amended and Restated Credit Agreement is limited to 20% of our consolidated net tangible assets determined as of the end of our most recently completed four fiscal quarters for which internal financial statements are available.
The New Amended and Restated Credit Agreement is secured by ten of our offshore supply vessels, or OSVs, and associated personalty, with an aggregate fair market value in excess of $450.0 million, or 150% of our current level of permitted borrowings. Our other principal subsidiaries have also guaranteed the obligation of Hornbeck Offshore Services, LLC under the New Amended and Restated Credit Agreement. We can use the amounts we draw under the New Amended and Restated Credit Agreement for working capital and general corporate purposes, including acquisitions, newbuild and conversion programs and other capital expenditures. Neither we nor any of our affiliates have any material relationship with any of the parties to the New Amended and Restated Credit Agreement apart from our ownership of our subsidiaries, the administrative agent acting as trustee under the indentures governing the Company’s senior notes and ordinary banking relationships.
Borrowings under the New Amended and Restated Credit Agreement accrue interest, at our option, at either (i) the London Interbank Offered Rate, plus a margin of 2.0% to 3.0%, or (ii) the greatest of (a) the prime rate announced by Wells Fargo Bank, N.A. in San Francisco, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, and (c) the London Interbank Offered Rate plus 1%, plus in each case a margin of 1.0% to 2.0%. We are also required to pay a commitment fee on available but unused amounts ranging from 0.375% to 0.5%. The interest rate margin and commitment fee are based on our total debt-to-capitalization ratio (as defined in the agreement governing the New Amended and Restated Credit Agreement).
Our ability to draw funds under the New Amended and Restated Credit Agreement is conditioned upon various terms and conditions including, without limitation, customary representations and warranties being true at the time of the borrowing and upon no event of default under the New Amended and Restated Credit Agreement existing or resulting from the receipt of such funds.
The Company has not yet made any borrowings under the New Amended and Restated Credit Agreement and has $0.8 million posted in letters of credit. Therefore, the Company has $299.2 million of borrowing capacity immediately available.
The New Amended and Restated Credit Agreement amended the Original Amended and Restated Credit Agreement to, among other things,

•
extend the maturity date of the lenders’ commitments thereunder from November 2016 to February 2020, unless the Company’s 2020 senior notes remain outstanding on October 1, 2019, in which case the facility would mature on such date;

•
provide that, if the Company's 2019 convertible senior notes remain outstanding on March 1, 2019, the Company is required to maintain a specified minimum liquidity until after redemption or refinancing of the convertible senior notes;

•	substitute new vessels as collateral and reduce the number of vessels pledged from 23 OSVs valued in excess of $600 million to 10 OSVs valued in excess of $450 million, in accordance with a reduction in the minimum collateral-to-loan value ratio from 200% of the borrowing base to 150% of the borrowing base;

•	replace the prior debt-to-EBITDA leverage ratios with a new total debt-to-capitalization ratio, as defined, as a financial covenant and for pricing determination;

•
the maximum total debt-to-capitalization ratio, as defined, will be 55% for the first nine fiscal quarters beginning with the quarter ended December 31, 2014 and stepping down to 50% for each fiscal quarter thereafter; and

•
increase the aggregate amount of restricted payments, as defined, that may be made by the Company from $37.5 million to $125.0 million plus 50% of the Company’s cumulative consolidated net income from January 1, 2006 to the end of the most recently ended fiscal quarter for which internal financial statements are available at the time of such restricted payment, as defined, subject to cash or cash equivalents or availability maintenance requirements.

The foregoing is a summary only, is not necessarily complete, and is qualified by the full text of the Second Amended and Restated Credit Agreement and the Second Amended and Restated Guaranty and Collateral Agreement, filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated by reference.
A copy of the press release related to this event is attached as Exhibit 99.1.
Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information under Item 1.01 is incorporated herein by reference.
Item 9.01 – Financial Statements and Exhibits

(d)        Exhibits.

10.1
Second Amended and Restated Credit Agreement dated as of February 6, 2015 by and among the Company and one of its subsidiaries, Hornbeck Offshore Services, LLC, each of the lenders and guarantors signatory thereto, and Wells Fargo Bank, National Association, as administrative agent for the lenders.

10.2
Second Amended and Restated Guaranty and Collateral Agreement dated as of February 6, 2015 by and among the Company, one of its subsidiaries, Hornbeck Offshore Services, LLC, each of the guarantors signatory thereto, and Wells Fargo Bank, National Association, as administrative agent for the lenders.

99.1	Press Release, dated February 11, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: February 12, 2015	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer

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